UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 19, 2025
Date of Report (Date of earliest event reported)

Fortrea Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41704	92-2796441
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Moore Drive
Durham,	North Carolina	27709
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number including area code) 877-495-0816

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FTRE	The NASDAQ Stock Market LLC
Rights to Purchase Series A Preferred Stock, par value $0.001 per share	-	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2025, the Board of Directors (the “Board”) of Fortrea Holdings Inc. (the “Company”), as recommended by the Board’s Nominating, Corporate Governance and Compliance Committee, approved that the authorized number of directors of the Company be increased to eight, and that William J. Sharbaugh be appointed as a Class III director for the Company, effective as of September 22, 2025. Mr. Sharbaugh shall hold such position as a Class III director until the 2026 Annual Meeting of Stockholders, or until his successor is duly elected and qualified or until his earlier death, resignation or removal. At the time of this disclosure, Mr. Sharbaugh was not named to any committees of the Board, and no decision has been made regarding which committees Mr. Sharbaugh will serve.

Mr. Sharbaugh brings extensive healthcare experience in finance, operations, manufacturing, and quality to the position, having served in executive and board roles during his more than three decades in the pharmaceutical industry. Mr. Sharbaugh currently serves as chairman of the board of Ora LLC, an ophthalmic research organization, as well as a member of the board of directors of Launch Therapeutics, Inc., a late-stage pharmaceutical development company. In addition, Mr. Sharbaugh previously served as an operating partner to the Vistria Group from September 2022 to July 2025, and as a member of the board of directors of Alcami Corporation, a Vistria Group company that performs contract drug manufacturing, and BioCare, Inc., a Vistria Group company that purchases and distributes specialty products for hematology, immunology, neurology, ultra rare, orphan, gene therapy, retina, and oncology. His previous executive experience includes serving as Chief Operating Officer for PPD, Inc., a contract research organization, from 2007 to 2021 and as Vice President, Global Development Operations from 2001 to 2007, at Bristol-Myers Squibb, a leading pharmaceutical company. Mr. Sharbaugh also spent 10 years at Merck & Co. in a variety of roles in clinical supply operations, sales and manufacturing. He served as an officer in the U.S. Army, where he held various leadership positions in a Patriot missile battalion. Mr. Sharbaugh earned his B.S from the U.S. Military Academy at West Point, a M.S. in the Management of Technology from the Wharton School and the School of Engineering at the University of Pennsylvania, a M.S in Regulatory Affairs and Quality Assurance from Temple University School of Pharmacy, and a M.A. in International Relations from Boston University School of Arts and Sciences.

Mr. Sharbaugh will receive compensation for his service as a director in accordance with the Company’s non-employee director compensation policy, a copy of which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. There are no arrangements or understandings between Mr. Sharbaugh and any other person pursuant to which he was elected as a director of the Company, and he is not a party to, nor does he have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. He does not have any family relations with any directors or executive officers of the Company.

Item 7.01 Regulation FD Disclosure.

On September 22, 2025, the Company issued a press release announcing the appointment of William J. Sharbaugh to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information contained in, or incorporated into, Item 7.01, including the Press Release attached hereto as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortrea Holdings Inc.

	By:	/s/ Stillman Hanson
Name: Stillman Hanson
Title: General Counsel and Secretary
Date: September 22, 2025